EXHIBIT 99.2

Press Release	Source: MobilePro Corp.

MobilePro Corp. Closes Acquisition of Crescent Communications’ ISP Business
Monday June 21, 1:00 pm ET

Deal Expected to Add Over $2 MM in Revenue Including Bluegate Deal; Be Accretive to MobilePro Earnings

BETHESDA, Md., June 21 /PRNewswire-FirstCall/ — MobilePro Corp. (OTC Bulletin Board: MOBL — News) announced today the company has closed its previously announced acquisition of the Internet service provider (ISP) assets of Crescent Communications, Inc. (OTC Bulletin Board: CCES - News), a company based in Houston, Texas. The deal is expected to add over $2 million in annualized revenue to MobilePro and to be accretive to MobilePro’s pro forma earnings. As part of the transaction, MobilePro will become Crescent’s supplier of bandwidth and Internet services for Crescent’s proprietary Bluegate healthcare portal and Crescent will become a reseller of MobilePro’s ISP services.

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MobilePro President and CEO Jay Wright said, “We are pleased to complete this strategically important deal which gives us a strong base in Houston, the largest city in Texas, and moves our revenue run-rate to more than $7 million in expected annual revenue. Coupled with our pending acquisition of WT.Net, we anticipate becoming one of Houston’s largest independent ISPs by the end of the third quarter. We expect this acquisition will be accretive to MobilePro’s earnings in the fiscal year that began April 1, 2004 and will fit well with our other recent acquisitions, including providing meaningful cost savings to our Beaumont operations.”

About Crescent Communications, Inc.

Crescent Communications, Inc. is a value-added network provider (VAN) focused on the small business and enterprise-level market segments providing industry specific end-to-end solutions for vertical markets such as healthcare. Crescent provides wireless, DSL and traditional communication technologies using several regional and national carriers. Crescent also delivers managed services from its ATM core fiber backbone network. Bluegate(TM) (http://www.bluegate.com), a division of Crescent Communications, Inc., was conceived to give the medical community sound, secure technology and support that meets emerging requirements from the Health Information Portability and Accountability Act of 1996 (HIPAA). HIPAA, passed by the U.S. Congress, mandates that the entire U.S. healthcare industry process all healthcare information, including billing and record storage, through a secure data interchange.

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband Internet services company based in Bethesda, Maryland with operations in Hurst, Dallas and Beaumont, Texas and Shreveport, Louisiana. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband Internet service providers and forging strategic alliances with well-positioned companies in complementary product lines and industries.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm.

For more information, contact MobilePro CEO, Jay Wright at (301) 315-9040. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, email: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current Level II price quotes, interactive Java stock charts and other valuable information for investors may be found on the websites http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the company’s expectations or beliefs concerning future events of the company’s financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward- looking statements, including MobilePro’s ability to obtain future financing on favorable terms, changes in the wireless and telecommunications industries that compel it to alter its present business strategy, MobilePro’s ability to attract management capable of implementing its existing or future business strategy and the risk factors set forth in MobilePro’s SB-2 registration statement. Results actually achieved may differ materially from expected results included in these statements as a result of these factors or others.